Exhibit 10.1

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is made as of August 19, 2015, by and among Targacept, Inc., a Delaware corporation (the “Company”), American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as trustee under the Indenture (as defined below) (the “Trustee”), and Delaware Trust Company, as escrow agent hereunder (the “Escrow Agent” and together with the Trustee, the “Agents”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Indenture.

BACKGROUND

A. The Company has entered into an Agreement and Plan of Merger, dated as of March 5, 2015 (the “Merger Agreement”), by and among the Company, Catalyst Biosciences, Inc., a Delaware corporation (“Catalyst”), and Talos Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

B. Pursuant to the Merger Agreement, the Company and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as trustee (the “Trustee”), have entered into that certain Indenture dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Indenture”), pursuant to which the Company has issued to certain holders of the Company’s Common Stock, Redeemable Convertible Notes due 2017 (the “Securities”) for an aggregate principal amount of $37,000,000. To provide for the payment of the Securities by redemption or at maturity in accordance with the terms of the Indenture, the Company desires to deliver to the Escrow Agent an amount equal to the principal amount of the Securities, to be deposited and held in an escrow account for the benefit of the Company and the holders of the Securities (the “Security Holders” and, together with the Company, hereinafter sometimes referred to collectively as the “Beneficiaries”).

C. The Merger Agreement provides that the Company shall deposit the Escrow Funds (defined below) in a segregated escrow account to be held by the Escrow Agent and to be disbursed by the Escrow Agent in accordance with the terms herein so as to effectuate payment of the Securities under the Indenture.

D. The Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Agreement.

E. In order to establish the escrow of funds and to effect certain provisions of the Merger Agreement and the Indenture, the parties hereto have entered into this Agreement.

STATEMENT OF AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. The following terms shall have the following meanings when used herein:

“Escrow Funds” shall mean the funds deposited with the Escrow Agent pursuant to Section 3 of this Agreement, together with any interest and other income thereon.

“Representatives” shall mean, collectively, the individuals identified in the notice provisions hereof for the Company and the Trustee.

2. Appointment of and Acceptance by Escrow Agent. The Company and the Trustee hereby appoint the Escrow Agent to serve as escrow agent hereunder. The Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Agreement.

3. Deposit of Escrow Funds; Creation of Escrow. Simultaneously with the execution and delivery of this Agreement, the Company will transfer the Escrow Funds in the amount set forth on Schedule A hereto to the Escrow Agent, by wire transfer of immediately available funds, to the account of the Escrow Agent referenced on Schedule A hereto. The Company, the Trustee and the Escrow Agent each agree that:

(i)	this Agreement is intended to establish an escrow arrangement with respect to the Escrow Funds;

(ii)	the deposit of the Escrow Funds with the Escrow Agent shall be and is an irrevocable and actual transfer by the Company of the Escrow Funds to the Escrow Agent;

(iii)	after the deposit of the Escrow Funds with the Escrow Agent, the Company shall be divested of, and shall have no rights in the Escrow Funds unless, until (and then only to the extent) any Escrow Funds become payable to the Company under the terms of this Agreement. For the avoidance of doubt, the Company shall have no rights to possess or control any Escrow Funds held by the Escrow Agent unless, until (and then only to the extent) any Escrow Funds become payable to the Company under the terms of this Agreement; and

(iv)	It is the specific intent of the parties that in the event the Company becomes a debtor under Title 11 of the United States Code or any other state or federal proceeding relating to the reorganization, liquidation or winding up of the Company, the Company’s sole rights in and interest with respect to the Escrow Funds shall be its contractual rights under this Agreement.

4. Disbursements of Escrow Funds. The Escrow Agent shall hold and will not disburse any of the Escrow Funds except as described below:

(a)	Transfer to Trustee Upon a Holder Redemption. The Escrow Agent shall release that portion of the Escrow Funds to the Trustee, for payment by the Trustee in satisfaction of such Redemption pursuant to Section 11.01 of the Indenture, on the first Business Day following presentment of a written notice from the Trustee informing the Escrow Agent that a Security Holder has redeemed a Security under Section 11.01 of the Indenture (a “Redemption Notice”) along with a copy of the certificate set forth in Exhibit A attached hereto;

(b)	Transfer to Company Upon a Holder Conversion. Provided that the Trustee has given the Escrow Agent two (2) Business Days’ notice prior to the Conversion Date along with a copy of the certificate (the “Conversion Certificate”) set forth in Exhibit B attached hereto (or if no such prior notice has been provided, as soon as reasonably possible after such Conversion Date upon receipt of such notice and certificate from the Trustee), the Escrow Agent shall release to the Company, to an account designated in writing by the Company, on any date the Company issues shares of the Company’s Common Stock to the Security Holders who have elected to convert Securities into Company Common Stock in satisfaction of and pursuant to a Conversion Notice and in accordance with Section 10.01(2) of the Indenture, as of the most recent Conversion Date, an amount to equal the aggregate amount of the principal of the Securities converted by such Security Holders into shares of the Company’s Common Stock on such Conversion Date as set forth in the Conversion Certificate;

(c)	Transfer to Trustee on the Stated Maturity Date. The Escrow Agent shall release that portion of the Escrow Funds to the Trustee, for payment by the Trustee to the Security Holders in satisfaction of the full settlement amount, in cash, of the outstanding principal amount of the Securities in accordance with the Indenture, one (1) Business Day prior to the Stated Maturity Date in accordance with a written notice delivered by Trustee to Escrow Agent which shall include the amount to be released and payment instructions for the Trustee;

(d)	Transfer to Company. No later than fifteen (15) Business Days after the Stated Maturity Date (or termination of the Indenture (other than any contingent indemnification obligations), if earlier in which case the Company and Trustee shall deliver joint written instructions to Escrow Agent with regard to such termination or contingent indemnification obligation), any remaining Escrow Funds shall be released to the Company in full to an account designated in writing by the Company.

All disbursements of funds from the Escrow Funds shall be subject to the fees and claims of the Escrow Agent and the Indemnified Parties (as defined below) pursuant to Section 10 and Section 12 below.

5. Suspension of Performance; Disbursement Into Court. If, at any time, (i) there shall exist any dispute between or among the Company, the Trustee or the Escrow Agent with respect to the holding or disposition of any portion of the Escrow Funds or any other obligations of the Escrow Agent under this Agreement, (ii) the Escrow Agent is unable to determine, to the Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or the Escrow Agent’s proper actions with respect to its obligations under this Agreement, or (iii) the Representatives have not within 30 days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 7 hereof, appointed a successor Escrow Agent to act hereunder, then the Escrow Agent shall take either or both of the following actions:

a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent by receiving a joint written instruction of Company and Trustee or such other resolution acceptable to Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be).

b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to the Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to the Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the Escrow Agent in connection with the performance of its duties and the exercise of its rights under this Agreement.

The Escrow Agent shall have no liability to the Company, the Trustee or any Security Holder, their respective shareholders or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of the Escrow Agent.

6. Investment of Funds. The Escrow Agent is herein directed and instructed to invest and reinvest the Escrow Funds in the investments indicated on Schedule A hereto. Each of the foregoing investments shall be made in the name of the Escrow Agent. No investment shall be made in any instrument or security that has a maturity of greater than six (6) months. Notwithstanding anything to the contrary contained herein, the Escrow Agent may, without notice to the Representatives, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any disbursement of the Escrow Funds permitted or required under this Agreement. All investment earnings shall become part of the Escrow Funds and investment losses shall be charged against the Escrow Funds. The Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Funds. With respect to any Escrow Funds received by the Escrow Agent after ten o’clock, a.m., Eastern time, the Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which banks or trust companies in New York City, New York or Wilmington, Delaware are open for business. All interest or other income earned under the Escrow Agreement shall be allocated to the Company and reported, to the extent required by law, by the Escrow Agent to the IRS or any other taxing authority, as applicable, on IRS form 1099-INT, 1099-DIV or 1042S (or other appropriate form) as income earned from the Escrow Fund by the Company whether or not said income has been distributed during the year. Unless otherwise agreed to in writing by Escrow Agent, all income tax returns required to be filed with the IRS and any other taxing authority as required by law with respect to such income shall be timely filed by Company. The parties hereto acknowledge and agree that the Escrow Agent shall have no responsibility for the preparation and/or filing of any income tax return with respect to income earned from the Escrow Fund by the Company. Notwithstanding anything to the contrary set forth herein, the Escrow Agent will annually (during the month of January) distribute to the Company an amount equal to all earnings on the Escrow Funds. The Escrow Agent shall withhold any taxes as required by law, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities as required by any law or regulation in effect at the time of the distribution and shall comply with its reporting obligations as required by law.

7. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving thirty (30) days’ prior written notice to the Company and the Trustee specifying a date when such resignation shall take effect. Upon any such notice of resignation, the Representatives jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all reasonable fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent’s resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Escrow Agent under this Agreement. The Escrow Agent’s resignation shall be effective upon the acceptance by the successor Escrow Agent as escrow agent under this Agreement

8. Liability of Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Purchaser or Seller. The Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, or this Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The Company shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

Notwithstanding anything to the contrary herein before contained, the Escrow Agent shall have the right to consult with Counsel (including Counsel to the Company) for advice and assistance in exercising its duties under this Agreement and the advice and/ or assistance given by Counsel shall be complete authorization and protection in respect of any action taken, suffered or omitted by the Escrow Agent hereunder in reliance thereon. The Company shall be liable for and shall pay on demand, any reasonable fees and expenses of the Counsel consulted by the Escrow Agent.

9. Indemnification. The Company covenants and agrees to hold each of the Agents harmless and indemnify each of the Agents from and against, any and all reasonable, documented and out-of-pocket expenses, including reasonable counsel fees and disbursements, or loss suffered by the Agents in connection with any action, suit or other proceeding brought against the Agents involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Agents hereunder or the Property or any income earned from investment of the Property, except for expenses and losses resulting from either or both of the Agents’ gross negligence, bad faith or willful misconduct. Promptly after the receipt by either or both of the Agents of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Agents, as applicable, intend to seek indemnification under this paragraph, either or both of the Agents shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). Each of the Agents, as applicable, shall have the right to conduct and manage the defense against such Indemnified Claim; provided that each of the Agents, as applicable, shall obtain the consent of the Company should they choose to engage a single counsel for both the Escrow Agent and Trustee, which consent shall not be unreasonably withheld. The Agents may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

10. Fees and Expenses of Escrow Agent. The Company shall compensate the Escrow Agent for its services under this Agreement in accordance with Schedule A attached hereto and, in addition, shall reimburse the Escrow Agent for all of its reasonable out-of-pocket expenses, including reasonable attorneys’ fees and expenses. All of the compensation and reimbursement obligations set forth in this Section 10 shall be payable by the Company upon demand by the Escrow Agent. The obligations of the Company under this Section 10 shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

11. Representations and Warranties. Each of the Company, the Trustee and the Escrow Agent represents and warrants to the other parties:

(i) It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(ii) This Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms.

(iii) The applicable persons designated herein have been duly appointed to act as its representatives hereunder and have full power and authority to execute and deliver any demand or Joint Written Direction, to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions as the Representatives under this Escrow Agreement, all without further consent or direction from, or notice to, it or any other party.

12. Limitations of Liability.

(a)	The Escrow Agent shall have no responsibility or liability to:

(i) Take any action with respect to the Escrow Funds, other than as directed in Sections 3, 4, 5 and 6 of this Agreement; and

(ii) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Escrow Funds unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto.

(b)	The Agents shall have no responsibility or liability to:

(i) Refund any depreciation in principal of any Escrow Funds, except to the extent such depreciation in principal resulted from gross negligence, bad faith or willful misconduct;

(ii) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence, bad faith or willful misconduct. The Agents may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agents), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) that is believed by the Agents, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Agents shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Agents signed by the proper party or parties and, if the duties or rights of the Agents are affected, unless it shall give its prior written consent thereto; and

(iii) File information returns with the United States Internal Revenue Service and payee statements with the Company, documenting the taxes payable by the Company, if any, relating to interest earned on the Escrow Funds.

13. Identifying Information. The Company acknowledges that a portion of the identifying information required herein is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and the Company agrees to provide any additional information requested by the Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner.

14. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that the United States District Court for the State of New York shall have the sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties agree that the state courts of New York shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

15. Notices. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier services or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address any party to this Agreement shall specify by notice to the other parties:

(1) if to the Trustee, addressed to it at American Stock Transfer & Trust Company, LLC, Administrative Support, 6201 15th Avenue, Brooklyn, NY 11219, Attn: Craig Leibell, facsimile at (718) 331-1852, or at any other address previously furnished in writing to the Company and the Escrow Agent in accordance with this Section 15;

(2) if to the Company, addressed to it at Targacept, Inc., 100 North Main Street, Suite 1510, Winston-Salem, NC 27101, Attn: Mauri K. Hodges, Chief Financial Officer, facsimile at (336) 480-2107, or at any other address previously furnished in writing to the Trustee and the Escrow Agent by the Company in accordance with this Section 15; or

(3) if to the Escrow Agent, addressed to it at 2711 Centerville Road, Wilmington, Delaware 19808 Attn: Escrow Administration, facsimile at (302) 636-8666, or at any other address previously furnished in writing to the Trustee and the Company in accordance with this Section 15.

16. Amendment or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing signed by the Representatives and the Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

17. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

19. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.

20. Binding Effect. This Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Company, the Trustee and the Escrow Agent.

21. Execution in Counterparts. This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

22. Termination. Upon the first to occur of the disbursement of all amounts of the Escrow Funds pursuant to this Agreement or the disbursement of all amounts of the Escrow Funds into court pursuant to Section 5 hereof, this Agreement shall terminate and Escrow Agent shall have no further obligation or liability with respect to this Agreement or the Escrow Funds.

23. Savings Clause. As indicated above, the Company intends to establish an escrow arrangement with respect to the Escrow Funds and not a security arrangement. Notwithstanding the foregoing, if the arrangements under this Agreement are ever characterized or challenged by any court or other party as a security interest or other than an escrow arrangement, to secure its payment and performance obligations under the Indenture and the Securities, the Company hereby grants to the Trustee a continuing first priority lien and security interest in all right, title, and interest in and to the Escrow Funds, all investment and securities accounts containing Escrow Funds, and all products and proceeds thereof, whether now existing or hereafter arising (the “Collateral”).

The Company authorizes the Trustee to file UCC financing statements naming the Company as debtor and describing the Collateral. The Company agrees that it shall not create or permit liens or encumbrances against the Collateral. The Company and the Trustee agree that the Trustee shall have all rights and remedies of a “secured party” at law, in equity, and under the Uniform Commercial Code, in addition to all other rights and remedies under this Agreement.

24. Time Is of the Essence. The parties agree that TIME IS OF THE ESSENCE for the performance of all obligations under this Agreement.

25. Mutual Agreement. The parties agree that this Agreement has been negotiated and drafted among them through mutual agreement and shall be interpreted without preference towards any party.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

TARGACEPT, INC.

By:	/s/ Mauri K. Hodges
Name: Mauri K. Hodges
Title: VP Finance & Administration & Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, Trustee

By:	/s/ Paul Kim
Name: Paul Kim
Title: Assistant General Counsel

Delaware Trust Company, Escrow Agent

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

[Escrow Agreement]

SCHEDULE A

1.	Escrow Funds.

Escrow Funds amount:	$37,000,000

Escrow Funds wiring instructions: Bank Name: PNC Bank; Bank Address: 300 Delaware Avenue, Wilmington, DE 19801; ABA# 031100089; Account Name: Delaware Trust Company; Account Number: 5605012373; OBI: FFC: Targacept, Inc./American Stock Transfer Escrow; 79-2339

2.	Escrow Agent Fees.

WAIVED – up fee payable upon execution of this Escrow Agreement

$2,500.00 – escrow agent fee payable upon execution of this Escrow Agremeent and upon each subsequent annual anniversary date.

TRANSACTION FEES:

Wire transfer of fund: $35.00/domestic wire initiated; $75.00/international payment

Checks Cut: $10.00/check cut

1099 Preparation: $12.00/1099 prepared

1042-S Preparation: $50.00/per 1042-S

Returned Check: $30.00/returned item

An additional annual fee of 15 basis points on the escrow account balance payable in advance may be charged for investments other than institutional money market funds with which the Escrow Agent has established servicing arrangements. Out-of-pocket expenses, fees and disbursements and services of an unanticipated or unexpected nature are not included in the above schedule and will be billed at cost.

3.	Taxpayer Identification Numbers.

Company:

4.	Investment Instructions

BlackRock Temp Fund Cash Management Class (the “Share Class”), an institutional money market mutual fund for which the Escrow Agent serves as shareholder servicing agent and/or custodian or subcustodian. The parties hereto: (i) acknowledge Escrow Agent’s disclosure of the services the Escrow Agent is providing to and the fees it receives from BlackRock; (ii) consent to the Escrow Agent’s receipt of these fees in return for providing shareholder services for the Share Class; and (iii) acknowledge that the Escrow Agent has provided on or before the date hereof a BlackRock Temp Fund Cash Management Class prospectus which discloses, among other things, the various expenses of the Share Class and the fees to be received by the Escrow Agent.

A-1

Exhibit A

Trustee Redemption Certificate to Escrow Agent

REDEMPTION CERTIFICATE

To redeem only part of this Security, state the principal amount to be redeemed:

(Insert the other person’s soc. sec. tax ID no.)

(Print or type other person’s name, address and zip code)

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Exhibit B

Trustee Conversion Certificate to Escrow Agent

CONVERSION CERTIFICATE

To convert only part of this Security, state the principal amount to be converted:

If you want the stock certificate made out in another person’s name fill in the form below:

(Insert the other person’s soc. sec. tax ID no.)

(Print or type other person’s name, address and zip code)
Your Signature:
(Sign exactly as your name appears on the other side of this Security)